SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is effective June 4, 2003 (the "Effective Date"), by and among P.W. Stephens, Inc. (the "Obligor") and The Vantage Group Ltd. (the "Holder").

Recitals:

On the date hereof, the Obligor issued a Revolving Line of Credit Note (the "Note") to the Holder pursuant to which the Obligor agreed to grant to the Holder a security interest in all of its assets.  This Agreement is intended to grant such a security interest to the Holder.

Agreement:

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.                  Creation of Security Interest in Assets of the Obligor.  As security for the full performance of the Obligor under the Note, including reasonable fees and expenses incurred by the Holder to obtain, preserve and enforce this Agreement and the security interest created hereunder and to maintain and preserve the Collateral (as defined herein), including, without limitation, reasonably attorneys' fees and costs, whether or not involving litigation and/or appellate or bankruptcy proceedings (collectively, the "Obligations"), the Obligor hereby assigns and pledges to the Holder, and hereby grants to the Holder a continuing security interest in, all of the Obligor's right, title and interest in and to all of its tangible and intangible assets, in all cases whether now or hereafter existing, whether now owned or hereafter acquired and wherever located (the "Collateral"), including, without limitation, the following kinds and types of property:

1.1.            All accounts, accounts receivable, other rights to payment, documents, chattel paper, general intangibles, deposit accounts, investment property, financial assets and letter-of-credit rights, and all rights now or hereafter existing in and to all security agreements, letters of credit and other supporting obligations or contracts securing or otherwise relating to any of the foregoing (any and all such accounts, accounts receivable, other rights to payment, documents, chattel paper, general intangibles, deposit accounts, investment property, financial assets and letter-of-credit rights being the "Receivables," and any and all such security agreements, letters of credit and other supporting obligations or contracts being the "Related Contracts");

1.2.            All drafts, acceptances, promissory notes and other instruments (the  "Instruments");

1.3.            All equipment, machinery, trucks and other motor vehicles, furnishings and fixtures, all parts thereof, all accessions thereto and all replacements thereof, wherever located (any and all such equipment, machinery, vehicles, furnishings, fixtures, parts, accessories and replacements being the "Equipment");

1.4.            All inventory in all of its forms, wherever located, (including, but not limited to) (i) all raw materials and work in process therefore, all finished goods thereof, and all materials used or consumed in the production thereof, (ii) all goods in which the Obligor has a joint or other interest or right of any kind (including, without limitation, goods in which the Obligor has an interest or right as consignee), (iii) all goods which are returned to or repossessed by the Obligor and (iv) all accessions thereto, products thereof and documents therefore (any and all such inventory, accessions, products and documents being the "Inventory" or "Inventory"), and all farm products;

1.5.            All books, records, programs and software relating to any of the foregoing Collateral; and

1.6.            All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Holder is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

1.7.            So long as any Obligations are due and owing to the Holder or an Event of Default has occurred and is continuing, the Obligor shall not, and the Obligor shall not take any action to cause the Obligor, to sell, exchange, lease, negotiate, pledge, assign or grant any security interest in or otherwise dispose of the Collateral to anyone other than the Holder, nor permit any other lien of any kind to attach thereto, nor permit the same to be attached to or commingled with other goods or property, without the Holder's written consent, subject to the subordination of the Holder's rights as set forth in Section 8.

2.                  Representations and Warranties.  The Obligor hereby represents, warrants and covenants to the Holder that (i) the Obligor has full power, right and authority to enter into and perform its obligations under this Agreement, and (ii) this Agreement has been duly executed and delivered by the Obligor and constitutes the valid and binding obligation of the Obligor enforceable against it in accordance with its terms.  No permits, approvals or consents of or notifications to (i) any governmental entities, or (ii) any other persons or entities are necessary in connection with the execution, delivery and performance by the Obligor of this Agreement.  Neither the execution and delivery of this Agreement by the Obligor nor the performance by it of the transactions contemplated hereby will:

                        2.1.      Violate or conflict with or result in a breach of any provision of any law, statute, rule, regulation, order, permit, judgment, ruling, injunction, decree or other decision (collectively, "Rules") of any court or other tribunal or any governmental entity or agency binding on the Obligor or his properties, or conflict with or cause an event of default under any contract or agreement of the Obligor; or

                        2.2.      Require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental body, person, entity or any other third party.

3.                  Release of Security Interest.  Upon the full payment of the Obligations, this Agreement and Holder's security interest and rights in and to the Collateral shall terminate.

4.                  Further Assurances.  From time to time, at their own expense, the Obligor shall promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Holder may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable the Holder to exercise or enforce its rights and remedies hereunder with respect to any of the Collateral.  Without limiting the generality of the foregoing, the Obligor, upon the Holder's demand, shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable, or as the Holder may request, in order to perfect and preserve the pledges and security interests granted or purported to be granted hereby.  The Obligor hereby irrevocably authorizes the Holder to file one or more financing statements in whatever filing offices the Holder considers appropriate.  Such financing statements may describe the collateral covered thereby as being all of the assets of the Obligor (whether now owned or hereafter acquired, whether now existing or hereafter created or arising and wherever located) or using any other appropriate description the Holder elects.

5.                  Event of Default.  For purposes of this Agreement, an "Event of Default" shall be deemed to have occurred hereunder:

5.1.            If an Event of Default shall occur as defined in the Note, or if the Obligor shall fail for any reason or for no reason, to forthwith pay or perform the Obligations when due without notice or demand by the Holder in the manner and on the day required by the Note; or

5.2.            If the Obligor should default in any other obligation set forth in this Agreement.

Upon an Event of Default, all of the obligations of the Obligor hereunder and in the Note shall be immediately due and payable without any action on the part of the Holder, and the Holder shall be entitled to seek and institute any and all remedies available to it.  No remedy conferred under this Agreement upon the Holder is intended to be exclusive of any other remedy available to the Holder, pursuant to the terms of this Agreement or otherwise.  No single or partial exercise by the Holder of any right, power or remedy hereunder shall preclude any other or further exercise thereof.  The failure of the Holder to exercise any right or remedy under this Agreement or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.

6.                  Remedies.  Upon the occurrence of the Event of Default, the Holder may, at her sole discretion, provide written notice of such Default (the "Default Notice") to the Obligor, whereupon Holder may exercise all rights and remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of Texas.

7.                  Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Obligor:	Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070
Attn: R. Andrew White, President
Facsimile No.: (281) 970-9859

If to the Holder:	The Vantage Group Ltd.
67 Wall Street, Suite 2211
New York, NY 10005
Facsimile No.: (212) 785-3888

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8.                  Binding Effect.  All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

9.                  Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws thereof.  Venue for any dispute arising hereunder shall be proper exclusively in Harris County, Texas.

10.              Remedies Cumulative.  No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or here-after existing at law, in equity, by statute, or otherwise.  No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

11.              Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

12.              No Penalties.  No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

13.              Court Costs and Attorneys' Fees.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Security Agreement as of the date first above written.

THE OBLIGOR:

P.W. STEPHENS, INC.

By:
Name:
Title:

THE HOLDER:

THE VANTAGE GROUP LTD.

By:
Name:
Title: